As filed with the Securities and Exchange Commission on June 10, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	98-0171860
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(2711) 343-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Serge C.P. Belamant
Chief Executive Officer
Net 1 UEPS Technologies, Inc.
President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(2711) 343-2000
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:
Marjorie Sybul Adams, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Tel: (212) 335-4500
Fax: (212) 335-4501

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $0.001 per share	9,984,311 shares	$10.81	107,930,402	$10,869

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 457(c) of the Securities Act, the price shown is the average of the high and low prices for the Registrant’s common stock on June 7, 2016, as reported on The Nasdaq Global Select Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. These securities may not be sold until the registration statement that we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2016

PROSPECTUS

9,984,311 Shares of Common Stock

The selling shareholders named in this prospectus may offer and sell up to an aggregate of 9,984,311 shares of our common stock, par value $0.001 per share, from time to time in one or more offerings. The registration of the offer and sale of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the selling shareholders. For information on the selling shareholders, please see the section entitled “Selling Shareholders” beginning on page 9 of this prospectus.

This prospectus provides you with a general description of the shares of common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

The selling shareholders may from time to time offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, and in one or more public or private transactions, on or off the NASDAQ Global Select Market, or through a combination of these methods, at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution.”

If any underwriters, dealers or agents are involved in the sale of any shares of common stock, to the extent required by law, we intend to file a prospectus supplement setting forth their names and any applicable purchase price, fee, commission or discount arrangement between or among them. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Investing in shares of our common stock involves risks that are referenced under the caption “Risk Factors” on page 5 of this prospectus and any similar section in any applicable prospectus supplement, free writing prospectus or documents incorporated by reference into this prospectus. You should read these documents carefully before you invest.

Our common stock is currently listed on The Nasdaq Global Select Market under the symbol “UEPS.” On June 9, 2016, the last reported sale price of our common stock was $10.73 per share.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated , 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process under the U.S. Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, the selling shareholders may offer and sell, from time to time, up to an aggregate of 9,984,311 shares of our common stock. This prospectus provides you with a general description of the shares of common stock the selling shareholders may offer and sell. If any underwriters, dealers or agents are involved in the sale of any shares of common stock, to the extent required by law, we intend to file a prospectus supplement setting forth their names and any applicable purchase price, fee, commission or discount arrangement between or among them. Each time the selling shareholders offer and sell shares of common stock under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read this prospectus, any applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find More Information” before making an investment decision.

Neither we, nor the selling shareholders, have authorized any underwriter, dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Net1,” “Company,” “we,” “us” and “our” refer to Net 1 UEPS Technologies, Inc. and its consolidated subsidiaries, and “selling shareholders” and “selling shareholder” refer to one or more of International Finance Corporation, IFC African, Latin American and Caribbean Fund, LP, IFC Financial Institutions Growth Fund, LP, and Africa Capitalization Fund, Ltd.

SUMMARY

The Company

We are a leading provider of payment solutions and transaction processing services across multiple industries and in a number of emerging economies.

We have developed and market a comprehensive transaction processing solution that encompasses our smart card-based alternative payment system for the unbanked and under-banked populations of developing economies and for mobile transaction channels. Our market-leading system can enable the billions of people globally who generally have limited or no access to a bank account to enter affordably into electronic transactions with each other, government agencies, employers, merchants and other financial service providers. Our universal electronic payment system, or UEPS, and UEPS/EMV derivative discussed below, uses biometrically secure smart cards that operate in real-time but offline, unlike traditional payment systems offered by major banking institutions that require immediate access through a communications network to a centralized computer. This offline capability means that users of our system can conduct transactions at any time with other card holders in even the most remote areas so long as a smart card reader, which is often portable and battery powered, is available. Our off-line systems also offer the highest level of availability and affordability by removing any elements that are costly and are prone to outages. Our latest version of the UEPS technology has been certified by the EuroPay, MasterCard and Visa global standard, or EMV, which facilitates our traditionally proprietary UEPS system to interoperate with the global EMV standard and allows card holders to transact at any EMV-enabled point of sale terminal or automated teller machine, ATM. The UEPS/EMV technology has been deployed on an extensive scale in South Africa through the issuance of MasterCard-branded UEPS/EMV cards to our social welfare grant customers. In addition to effecting purchases, cash-backs and any form of payment, our system can be used for banking, healthcare management, international money transfers, voting and identification.

We also provide secure transaction technology solutions and services, by offering transaction processing, financial and clinical risk management solutions to various industries. We have extensive expertise in secure online transaction processing, cryptography, mobile telephony, integrated circuit card (chip/smart card) technologies, and the design and provision of financial and value-added services to our cardholder base.

Our technology is widely used in South Africa today, where we distribute pension and welfare payments, using our UEPS/EMV technology, to over nine million recipient cardholders across the entire country, process debit and credit card payment transactions on behalf of a wide range of retailers through our EasyPay system, process value-added services such as bill payments and prepaid airtime and electricity for the major bill issuers and local councils in South Africa, and provide mobile telephone top-up transactions for all of the South African mobile carriers. We are the largest provider of third-party and associated payroll payments in South Africa through our FIHRST service. We provide financial inclusion services such as microloans, mobile transacting and prepaid utilities to our cardholder base.

Internationally, through KSNET, we are one of the top three value-added network, or VAN, processors in South Korea, and we offer card processing, payment gateway and banking value-added services in that country. Our XeoHealth service provides funders and providers of healthcare in the United States with an on-line real-time management system for healthcare transactions. Through Transact24, we offer debit, credit and prepaid processing and issuing services for Visa, MasterCard and ChinaUnionPay in China and other territories across Asia-Pacific, Europe and Africa, and the United States. Through Masterpayment, we provide payment processing and enable working capital financing in Europe.

Our ZAZOO business unit is responsible for the worldwide technical development and commercialization of our array of web and mobile applications and payment technologies, such as Mobile Virtual Card, or MVC, Chip and GSM licensing and Virtual Top Up, or VTU, and has deployed solutions in many countries, including South Africa, Namibia, Nigeria, Malawi, Cameroon, the Philippines, India and Colombia.

We are headquartered in Johannesburg, South Africa. More information about us is available on our web site at www.net1.com. Information on our web site is not incorporated by reference into this prospectus. Our principal executive offices are located at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa. Our phone number is (2711) 343-2000.

The Offering

Common stock outstanding before the offering(1)	55,620,746 shares of our common stock.

Common stock offered by selling shareholders	Up to an aggregate of 9,984,311 shares of our common stock.

Common stock to be outstanding after the offering	55,620,746 shares of our common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. See “Use of Proceeds.”

Nasdaq Global Select Market Symbol	“UEPS”

Risk Factors	Please read the section of this prospectus entitled “Risk Factors” for additional information regarding factors you should carefully consider before investing in shares of our common stock.
____________________

(1)	Based on the number of shares outstanding as of June 8, 2016.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our shares, you should carefully consider the specific factors set forth under the caption “Risk Factors” in any applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 and of other reports we file with the SEC after the date of this prospectus that will be incorporated by reference into this prospectus) together with all of the other information appearing in this prospectus, in any applicable prospectus supplement or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements in this prospectus and the documents incorporated by reference herein are based on the beliefs and assumptions of our management and on information currently available. Forward-looking statements include information about possible or assumed future results of operations in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other statements preceded by, followed by or that include the words “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms and other comparable terminology.

These forward looking statements involve risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. The following important factors, among others, could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements:

•	our ability to maintain our SASSA contract and reduce our dependence on this contract;

•	our ability to successfully expand our product and service offerings, both in South Africa and internationally, especially our mobile offerings and our financial inclusion offerings in South Africa;

•	our ability to identify suitable acquisition candidates, complete acquisitions and successfully integrate the acquired businesses;

•	our ability to compete successfully with other companies that offer smart card and mobile-based technologies, financial inclusion services and payment processing services;

•	our ability to successfully leverage the recent investment in our company by the International Finance Corporation and the funds managed by IFC Asset Management Company;

•	our ability to attract and retain skilled technical and sales employees and senior management;

•	changes in South African government regulations that may affect our financial inclusion and other offerings;

•	our ability to achieve applicable broad-based black economic empowerment objectives; and

•	our ability to manage the risks associated with operating in South Africa and other emerging markets, including fluctuations in foreign currencies against our reporting currency.

Additional information concerning these and other risk factors that might cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 and our other reports we file with the SEC after the date of this prospectus that will be incorporated by reference into this prospectus. You should not place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this prospectus. We undertake no obligation to release publicly any revisions to the forward-looking statements after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. Such selling shareholders will receive all of the net proceeds from their sale of shares of our common stock. The selling shareholders will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including the fees and expenses of one counsel representing the group of selling shareholders identified herein.

SELLING SHAREHOLDERS

On April 11, 2016, we entered into a subscription agreement with the selling shareholders named below, or the Subscription Agreement, pursuant to which, on May 11, 2016, we sold to the selling shareholders in a private placement an aggregate of 9,984,311 newly-issued shares of our common stock at a purchase price of $10.79 per share. We also entered into a Policy Agreement with the selling shareholders, or the Policy Agreement, that became effective on May 11, 2016. Under the Policy Agreement, we agreed to grant certain registration rights to the selling shareholders for the resale of their shares of the our common stock, including filing a resale shelf registration statement and taking certain actions to facilitate resales thereunder. Subject to the terms and conditions of the Policy Agreement, the selling shareholders also have the right to nominate one member or appoint one observer to our board of directors, the right to put their shares back to us, and preemptive rights. The terms and conditions of the Subscription Agreement and the Policy Agreement are more fully described in, our Current Report on Form 8-K filed with the SEC on April 12, 2016, which is incorporated by reference into this prospectus.

This prospectus covers the sale or other disposition by the selling shareholders of up to the total number of shares of our common stock held by the selling shareholders, including those issued pursuant to the Subscription Agreement.

We have agreed with the selling shareholders to keep the registration statement, of which this prospectus constitutes a part, effective with respect to their shares until the shares covered by this prospectus (1) have been disposed of pursuant to and in accordance with this prospectus, (2) have been disposed of pursuant to and in accordance with Rule 144 under the Securities Act, (3) become eligible for sale pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions and without the requirement for us to be in compliance with the current public information requirement under Rule 144(c)(1) under the Securities Act, (4) are otherwise transferred, or (5) have ceased to be outstanding.

Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC. Except as otherwise disclosed herein, none of the selling shareholders has had any material relationship within the past three years with our company or any of its predecessors or, to our knowledge, our affiliates. To our knowledge, none of the selling shareholders is a broker-dealer or is affiliated with a broker-dealer.

The selling shareholders have sole voting and investment power with respect to their shares of common stock. All of the information contained in the table below is based solely upon information provided to us by the selling shareholders or otherwise known by us.

The following table sets forth, for each of the selling shareholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby, and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares which that selling shareholder has the right to acquire within 60 days of June 8, 2016. The number of shares outstanding and the percentages of beneficial ownership are based on 55,620,746 shares of our common stock issued and outstanding as of June 8, 2016.

The number of shares in the column “Number of Shares Offered” represents all of the shares that a selling shareholder may offer under this prospectus. The selling shareholders may sell some, all or none of their shares. We do not know how long the selling shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling shareholders.

	Number of
	Shares		Number of
	Beneficially		Shares	% of Common
	Owned Prior	Number of	Beneficially	Stock Beneficially
	to the	Shares	Owned After	Owned After the
Name of Selling Shareholder	Offering	Offered	the Offering	Offering
International Finance Corporation	2,781,615	2,781,615	0	0
IFC African, Latin American and Caribbean Fund, LP	2,781,615	2,781,615	0	0
IFC Financial Institutions Growth Fund, LP	2,318,012	2,318,012	0	0
Africa Capitalization Fund, Ltd.	2,103,069	2,103,069	0	0
TOTAL:	9,984,311	9,984,311	0	0

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their respective shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	underwritten public offerings;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through options, swaps or derivatives;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Upon our being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing any required information.

The selling shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

The selling shareholders will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including the fees and expenses of one counsel representing the group of selling shareholders identified herein. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549-1004. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.net1.com. The content of our website is not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the SEC on August 20, 2015;

•

Current Reports on Form 8-K filed with the SEC on August 21, 2015, September 17, 2015, October 15, 2015, November 5, 2015, November 12, 2015 (only the Current Report on Form 8-K containing Item 5.07 disclosure), February 4, 2016 and April 12, 2016;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on October 2, 2015;

•

Quarterly Reports on Form 10-Q for the quarters ended September 30, 2015, December 31, 2015 and March 31, 2016, filed with the SEC on November 5, 2015, February 4, 2016 and May 6, 2016, respectively; and

•

description of our common stock contained in Item 7 of Amendment No. 2 to our Form 10-SB filed on October 26, 2000, including any amendment or report filed with the SEC for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but were not delivered with this prospectus (excluding exhibits to those documents unless they are specifically incorporated by reference into those documents). You can request those documents from Mr. Herman G. Kotzé at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa, telephone (2711) 343-2000.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

LEGAL MATTERS

DLA Piper LLP (US), New York, New York, will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Net 1 UEPS Technologies, Inc.’s Annual Report on Form 10-K and the related financial statement schedules, and the effectiveness of Net 1 UEPS Technologies, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche (South Africa), an independent registered public accounting firm, as stated in their reports, which are incorporated by reference. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

9,984,311
Shares of Common Stock

PROSPECTUS

, 2016.

PART

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the offerings of the securities described in this registration statement being registered hereby.

SEC registration fee		$10,869
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and trustee fees and expenses		*
Miscellaneous		*
Total	$	*

* Not presently known.

Item 15. Indemnification of Directors and Officers

Section 607.0850(1) of the Florida Business Corporation Act, or FBCA, permits a Florida corporation to indemnify any person who was or is a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation), against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the immediately preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the immediately preceding paragraph. However, no indemnification shall be made for any claim, issue or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Section 607.0850(4) of the FBCA provides that any indemnification made as set forth to the two immediately preceding paragraphs, unless pursuant to a court determination, shall be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors who were not parties to such proceeding and, if such a quorum is not available, by duly selected independent legal counsel, or by a majority vote of the disinterested security holders. The board of directors may also designate a special committee of disinterested directors to make this determination.

Section 607.0850(3), however, provides that a Florida corporation must indemnify any director, or officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to in Sections 607.0850(1) or (2), or in the defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by him in connection therewith.

Under the FBCA, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850. Expenses incurred by other employees or agents in such a proceeding may be paid in advance of final disposition thereof upon such terms or conditions that the board of directors deems appropriate.

The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other or further indemnification or advancement of expenses under any bylaw, agreement, vote of security holders or disinterested directors or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

Our amended and restated by-laws provide that we have the power to indemnify any current or former director, officer, employee or agent against any liability arising from any action or suit to the fullest extent permitted by law. Advances against expenses may be made under our by-laws and any other indemnification agreement into which we may enter and the indemnity coverage provided thereunder may include liabilities under the federal securities laws as well as in other contexts. Our by-laws also permit us to purchase and maintain insurance on behalf of any current or former director, officer, employee or agent for any liability incurred by any of them in connection with, or arising out of, their actions in their capacity as our director, officer, employee or agent. Our by-laws also provide that any repeal or modification of the indemnification provisions of the by-laws shall not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Reference is made to Article VI of our by-laws incorporated hereto by reference.

We have entered into indemnification agreements with all of our non-employee directors and our Chief Executive Officer and Chief Financial Officer. In general, these agreements provide that we will indemnify the director or officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

Item 16. Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Johannesburg, South Africa on the 10th day of June, 2016.

NET 1 UEPS TECHNOLOGIES, INC.

By:	/s/ Serge C.P. Belamant
	Name:	Serge C.P. Belamant
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Serge Christian Pierre Belamant and Herman Gideon Kotzé, as the undersigned’s true and lawful attorneys-in-fact and agents, with full and several power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated and on the dates indicated below.

/s/ Serge Christian Pierre Belamant
Name:	Serge Christian Pierre Belamant
Title:	Chief Executive Officer, Chairman of
the Board and Director (Principal
Executive Officer)
Date:	June 10, 2016

/s/ Herman Gideon Kotzé
Name:	Herman Gideon Kotzé
Title:	Chief Financial Officer, Treasurer,
Secretary and Director (Principal
Financial and Accounting Officer)
Date:	June 10, 2016

/s/ Paul Edwards
Name:	Paul Edwards
Title:	Director
Date:	June 10, 2016

/s/ Alasdair Jonathan Kemsley Pein
Name:	Alasdair Jonathan Kemsley Pein
Title:	Director
Date:	June 10, 2016

/s/ Christopher Stefan Seabrooke
Name:	Christopher Stefan Seabrooke
Title:	Director
Date:	June 10, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Net 1 UEPS Technologies, Inc. (incorporated by reference to Exhibit 3.1 to our Form 8-K filed on December 1, 2008 (SEC File No. 000-31203))

3.2

Amended and Restated By-Laws of Net 1 UEPS Technologies, Inc. (as amended through November 2009) (incorporated by reference to Exhibit 3.2 to our Form 8-K filed on November 5, 2009 (SEC File No. 000-31203))

4.1

Form of common stock certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to our registration statement on Form S-1 (File No. 333- 125273) filed with the Securities and Exchange Commission on June 20, 2005)

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Deloitte & Touche (South Africa)

23.2	Consent of DLA Piper LLP (US) (included in exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)